UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

MAF BANCORP, INC.

(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	0-18121 (Commission File Number)	36-3664868 (I.R.S. Employer Identification No.)
55th Street & Holmes Avenue Clarendon Hills, Illinois (Address of principal executive offices)		60514 (Zip Code)

Registrant’s telephone number, including area code (630) 325-7300

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 27, 2006, MAF Bancorp, Inc. (the “Company”) announced that it is undertaking a balance sheet restructuring. The planned actions are described in the attached press release which is incorporated herein by reference. As a result of the restructuring plan, management estimates that the Company will record fourth quarter pre-tax charges of approximately $25.0 million, equivalent to approximately $15.2 million on an after-tax basis, or $.45 per diluted share.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAF BANCORP, INC. By: /s/ Allen H. Koranda Allen H. Koranda Chief Executive Officer and Chairman of the Board

Date: December 27, 2006

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Exhibit List

Exhibit

Exhibit 99.1	Press Release dated December 27, 2006.

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